Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of Samson Resources Company (the “Company”) as of June 30, 2012, included in the Company’s Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about February 14, 2013.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

February 12, 2013